UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2003

KFX INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

3300 East 1st Avenue, Suite 290 Denver, Colorado, USA		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992

(Registrant’s telephone number,

including area code)

not applicable

(Former name or former address, if changed since last report)

ITEM	4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On February 5, 2003 PricewaterhouseCoopers LLP (“PwC”) was dismissed as independent accountants for KFx Inc (the “Company”). On that same date, Deloitte & Touche LLP has been recommended as the new independent accountants for the Company for the year ended December 31, 2002. The decision to change independent accountants was recommended and approved by the Audit Committee of the Board of Directors of the Company and was also approved by the Board of Directors of the Company. Deloitte & Touche LLP accepting the Company as a client is subject to completion of client acceptance procedures related to the Company.

PwC’s reports on our financial statements for the two fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principle, except that PwC’s opinion on our 2001 and 2000 financial statements included an explanatory paragraph expressing substantial doubt regarding our ability to continue as a going concern.

During the Company’s two most recent fiscal years and the period from January 1, 2002 through February 5, 2003, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the year ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult Deloitte & Touche LLP regarding any matters or events set forth in Item 304(a) (2) (i) and (ii) of Regulation S-K.

As required under Securities and Exchange Commission (the “Commission”) regulations, the Company provided PwC with a copy of the disclosures the Company is making in response to Item 304(a) of Regulation S-K as found in this Item 4 and requested PwC to furnish the Company with a letter addressed to the Commission stating whether it agrees with the disclosures made by the Company in this Item 4 and, if not, stating the respects in which it does not agree. PwC’s letter is filed as Exhibit 16.1 to this Current Report.

ITEM	7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits.

Number	Description

16.1	Letter dated February 6, 2003 from PricewaterhouseCoppers LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFX INC.

By:	/s/ JERRY A. MITCHELL
JERRY A. MITCHELL Vice President of Finance

Dated: February 6, 2003